UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

APPLIFE DIGITAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56144	82-4868628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Anacapa Street, Suite C, Santa Barbara, CA 93101

(Address of principal executive offices) (Zip Code)

(805) 500-3205

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

On August 5, 2026, APPlife Digital Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company issued and sold to the Investor a 6% convertible redeemable promissory note in the aggregate principal amount of $170,000 (the “Note”). The Note was issued with an original issue discount of $17,000, resulting in a purchase price of $153,000.

The Note bears interest at a rate of 6% per annum and matures on August 5, 2027. Commencing on the six-month anniversary of the issuance date, the Investor may convert all or any portion of the outstanding principal amount and accrued interest under the Note into shares of the Company’s common stock at a conversion price equal to 65% of the lowest trading price of the common stock during the 20 trading days immediately preceding the applicable conversion date. The Investor’s ability to convert the Note is subject to a beneficial ownership limitation of 4.99% (which may be increased to 9.9% upon not less than 60 days’ prior written notice from the Investor). The Company may prepay the Note at any time during the 180-day period following the issuance date at prepayment premiums ranging from 105% to 140% of the outstanding principal and accrued interest, as set forth in the Note. The Note contains customary events of default and related remedies, including an increase in the conversion discount upon the occurrence of an event of default.

In connection with the Purchase Agreement and the Note, the Company delivered irrevocable instructions to its transfer agent to reserve shares of the Company’s common stock for issuance upon conversion of the Note (the “Irrevocable Transfer Agent Instructions”).

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the forms of such documents, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Note, and the shares of common stock issuable upon conversion of the Note, were offered and sold to the Investor, an accredited investor, in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. Because the conversion price of the Note is variable, the number of shares of common stock issuable upon conversion of the Note is not presently determinable.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of 6% Convertible Redeemable Promissory Note, dated August 5, 2026
10.1	Form of Securities Purchase Agreement, dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIFE DIGITAL SOLUTIONS, INC.

Date: August 11, 2026

By:	/s/ Michael Hill
Name: Michael Hill
Title: Chief Executive Officer (Principal Executive Officer)